Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong First Quarter 2016 Financial Results

–     Revenue of $34.5 million at high-end of guidance range and increased 17.4% year-over-year

–     Adjusted EBITDA of $5.1 million exceeded guidance and increased 60.8% year-over-year

–     DAS nodes of 12,500 increased 40.4% year-over-year

–     Boingo Broadband covered 250,000 beds on military bases with 27.6% subscriber penetration

LOS ANGELES — May 5, 2016 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the Company’s financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

•                  Revenue of $34.5 million increased 17.4% compared to $29.4 million in the first quarter of 2015. Growth was led by strength in DAS, military and wholesale Wi-Fi, including carrier offload.

•                  DAS revenue of $11.1 million increased 15.7% compared to $9.6 million in the first quarter of 2015. DAS revenue for the quarter was comprised of $7.0 million of build-out project revenue and $4.1 million of access fee revenue.

•                  Military revenue of $9.1 million increased 158.9% compared to $3.5 million in the first quarter of 2015.

•                  Wholesale Wi-Fi revenue of $4.9 million increased 18.4% compared to $4.2 million in the first quarter of 2015.

•                  Net loss attributable to common stockholders was $10.0 million, or $0.27 per diluted share, compared to a net loss of $7.9 million, or $0.22 per diluted share, in the first quarter of 2015.

•                  Adjusted EBITDA of $5.1 million increased 60.8% compared to $3.2 million in the first quarter of 2015. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Free cash flow was a negative $4.5 million compared to a negative $4.1 million in the first quarter of 2015. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•                  The Company signed 12 DAS carrier contracts during the quarter and had 30 DAS venues deployed as of March 31, 2016.

•                  Boingo Broadband high-speed Wi-Fi and IPTV covered 250,000 beds on 51 U.S. military bases as of March 31, 2016 compared to 244,000 beds on 49 U.S. military bases as of December 31, 2015.  Subscriber penetration grew to 27.6% from 23.4% in the fourth quarter of 2015.

•                  The Company has begun small cell market trials with two Tier 1 carriers to serve as an extension of the macro cellular network in providing coverage and capacity to smaller venues.

Management Commentary

“I am pleased to report our momentum continues and once again, we delivered very strong quarterly performance,” said David Hagan, Chief Executive Officer of Boingo Wireless. “The first quarter of 2016 represents our sixth consecutive quarter of double-digit, year-over-year revenue growth, as well as our third consecutive quarter of EBITDA margin expansion. The results of Boingo’s long-term strategy are coming to fruition following several years of significant investment in building out the Company’s high-density wireless networks. Continuing this positive trend, we believe we will be in a position to generate positive free cash flow in the second half of 2016. Our strong performance reflects the focused implementation of our long-term strategy and precise execution by the team.  Given these positive factors, I truly believe that Boingo is poised to realize the benefits of its strategic plan and leverage its market leading position for years to come.”

Mr. Hagan continued, “Strength in DAS continued, and we signed 12 DAS carrier contracts during the first quarter. The next natural extension of DAS is small cell and we are very pleased to announce we have begun small cell in market trials with two Tier 1 carriers. These market trials are enabling us to test different solutions and understand the implications for how small cells will become a part of our product portfolio going forward. In regards to carrier offload, we have seen significant growth in data consumed by Sprint customers and we are very pleased with how well the product has been performing. Lastly, our military build-out remains on schedule to complete all 300,000 beds by year-end and we are very pleased with current penetration rates which have surpassed our expectations.”

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ending June 30, 2016 and reiterating guidance for the full year ending December 31, 2016 as follows:

Second Quarter 2016

•                  Revenue is expected to be in the range of $37.5 million to $40.5 million.

•                  Adjusted EBITDA is expected to be in the range of $7.5 million to $9.5 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $9.0 million to $7.0 million, or a net loss of $0.24 to $0.19 per diluted share.

Full Year 2016

•                  Revenue is expected to be in the range of $158.0 million to $164.0 million.

•                  Adjusted EBITDA is expected to be in the range of $38.5 million to $42.5 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $30.0 million to $26.0 million, or a net loss of $0.79 to $0.68 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2016 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, May 5, 2016. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13635177 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the company’s website at http://investors.boingo.com. In addition, a supplement reflecting the company’s key business metrics will be made available in the Investor Relations section of the company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flows as supplemental measures of its performance.

The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense, net. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

The company defines free cash flows as cash flows provided by operating activities, less purchases of property and equipment, net. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the company’s operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million and a half DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015

Revenue	$34,499	$29,392
Costs and operating expenses:
Network access	14,678	13,623
Network operations	10,450	8,039
Development and technology	5,353	4,191
Selling and marketing	4,668	4,416
General and administrative	8,152	5,833
Amortization of intangible assets	865	893
Total costs and operating expenses	44,166	36,995
Loss from operations	(9,667)	(7,603)
Interest and other expense, net	(30)	(20)
Loss before income taxes	(9,697)	(7,623)
Income tax expense	238	204
Net loss	(9,935)	(7,827)
Net income attributable to non-controlling interests	49	55
Net loss attributable to common stockholders	$(9,984)	$(7,882)

Net loss per share attributable to common stockholders:
Basic	$(0.27)	$(0.22)
Diluted	$(0.27)	$(0.22)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	37,554	36,390
Diluted	37,554	36,390

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$14,651	$14,718
Accounts receivable, net	42,736	43,552
Prepaid expenses and other current assets	4,053	3,876
Total current assets	61,440	62,146
Property and equipment, net	224,962	214,500
Goodwill	42,403	42,403
Intangible assets, net	15,173	16,055
Other assets	6,616	5,908
Total assets	$350,594	$341,012

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,923	$29,376
Accrued expenses and other liabilities	24,151	36,328
Deferred revenue	35,379	25,759
Current portion of long-term debt	875	875
Current portion of capital leases	1,596	1,610
Total current liabilities	81,924	93,948
Deferred revenue, net of current portion	127,159	106,825
Long-term debt	21,531	16,750
Long-term portion of capital leases	2,320	2,217
Deferred tax liabilities	3,105	2,965
Other liabilities	8,105	6,272
Total liabilities	244,144	228,977

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 37,829 and 37,325 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	4	4
Additional paid-in capital	201,963	197,612
Accumulated deficit	(95,254)	(85,176)
Accumulated other comprehensive loss	(1,032)	(1,160)
Total common stockholders’ equity	105,681	111,280
Non-controlling interests	769	755
Total stockholders’ equity	106,450	112,035
Total liabilities and stockholders’ equity	$350,594	$341,012

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2016	2015

Net loss attributable to common stockholders	$(9,984)	$(7,882)
Depreciation and amortization of property and equipment	10,308	8,054
Income tax expense	238	204
Amortization of intangible assets	865	893
Stock-based compensation expense	3,605	1,835
Non-controlling interests	49	55
Interest and other expense, net	30	20
Adjusted EBITDA	$5,111	$3,179

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2016	2015

Net cash provided by operating activities	$41,037	$12,475
Purchases of property and equipment, net	(45,522)	(16,600)
Free cash flows	$(4,485)	$(4,125)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2016	2015
Revenue:
DAS	$11,106	$9,596
Military	9,098	3,514
Retail	6,914	8,709
Wholesale—Wi-Fi	4,937	4,170
Advertising and other	2,444	3,403
Total revenue	$34,499	$29,392

Boingo Wireless, Inc.

Key Business Metrics

(In thousands)

	Three Months Ended March 31,
	2016	2015
Key business metrics:
DAS nodes(1)	12.5	8.9
DAS nodes in backlog(2)	5.2	4.6
Subscribers—military(3)	69	32
Subscribers—retail(3)	187	235
Connects(4)	30,353	22,819

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of our DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to our global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where we are a paid service provider or receive revenue sponsorship or promotion fees. We count each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout our network.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando

Addo Communications

kimberlyo@addocommunications.com

(310) 829-5400